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                                                                   EXHIBIT 10.47


                            FIRST AMENDMENT TO LEASE

                                (NORTH CAROLINA)


        THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into effective as of July 10, 1999, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and CISCO SYSTEMS, INC., a California corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant entered into that certain Lease dated August 12, 1994 (the "Lease"), pursuant to which Landlord leased to Tenant those certain buildings to be constructed on land located in Wake County, North Carolina, as more particularly described in the Lease and on Exhibit "A" attached hereto and incorporated herein by this reference ("Premises"). Any capitalized terms used but not defined in this First Amendment which are defined in the Lease shall have the meaning ascribed in the Lease.

        B. Landlord and Tenant now desire to amend the terms of the Lease, as more particularly described in this First Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

        1. Term. Pursuant to Section 4.2 of the Lease, the Initial Term of the Lease set forth in Section 1.6 of the Lease is hereby extended for an additional period and shall expire on May 20, 2005. Landlord agrees that all of the Extension Conditions set forth in Section 4.2 of the Lease have either been waived by Landlord or satisfied by Tenant, provided that Tenant must comply with all of the terms and conditions set forth in that certain Indicative Proposal executed by Landlord and Tenant dated April 16, 1999 as a condition to Landlord's agreement to enter into this First Amendment.

        2. Addresses for Notices.

        (a) The address for copies of all Notices to the Landlord set forth in
        Section 1.9 of the Lease is hereby deleted and replaced with the following:

        "Sumitomo Bank Leasing and Finance, Inc.
        277 Park Avenue
        New York, NY  10172
        Attn:  Chief Credit Officer

        with a copy to:



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        Graham & James LLP
        One Maritime Plaza, Suite 300
        San Francisco, CA  94111
        Attn:  Bruce W. Hyman, Esq."

        (b) The address for Notices to Tenant set forth in Section 1.9 of the Lease is hereby deleted and replaced with the following:

        "Tenant:             Cisco Systems, Inc.
                             170 West Tasman Drive
                             San Jose, CA  95134-1706
                             Attn: Director of Real Estate Worldwide

        with a copy to:      Cisco Systems, Inc.
                             170 West Tasman Drive
                             San Jose, CA  95134-1706
                             Attn:  Treasurer

        and a copy to:       Brobeck, Phleger & Harrison
                             550 West C Street, Suite 1200
                             San Diego, CA  92101
                             Attn:  Scott Biel, Esq."

        3. Address for Rent Payments. The addresses for payments of Base Rent (Equity Rent Component and Senior Rent Component) set forth in Section 1.10 of the Lease are hereby deleted and replaced with the following:

        "Sumitomo Bank Leasing and Finance, Inc.
               277 Park Avenue
               New York, NY 10172
               Attn:  Chief Credit Officer"

    4. Definitions. The following defined term is hereby added to Article 2 of the Lease:

               "2.58 Security Deposit. "Security Deposit" shall have the meaning set forth in Section 5.8."

The following defined terms are hereby revised as set forth below:

               Equity Rent Component. The percentage of "0.75%" set forth in
Section 2.18 of the Lease is hereby amended to "one percent (1.0%)".

               Lease Rate. The following is hereby inserted as the third sentence of Section 2.29:



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               "Commencing with the payment of Base Rent due on August 1, 1999 and thereafter for each successive payment of Base Rent due during the Term of the Lease, the term "Lease Rate" shall be amended to mean that annual amount equal to one month LIBOR plus the product of the then existing Equity Funded Amount multiplied by the LIBOR Rate plus 100 basis points."

               LIBOR Business Day. The term "LIBOR Business Day" set forth in
         Section 2.31 of the Lease is hereby deleted and replaced with the term "Euro-Dollar business day" which shall mean a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, and New York, New York.

               LIBOR Rate. The definition of the term "LIBOR Rate" set forth in
         Section 2.32 of the Lease is hereby deleted and replaced with the following:

               "LIBOR Rate" shall mean the annualized rate equal to the mid-morning average of the approximate one (1) month LIBOR rates published by Reuters Monitoring Systems (rounded upwards to the next higher 1/100th of one percent (1%) if such rate is not a multiple of 1/100), for an amount equal to the entire then outstanding Senior Funded Amount, and appearing on the day that is two (2) Euro-Dollar business days preceding each Rent Payment Date. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate shall be used."

               Nominal Rate and Senior Rent Component. The term "Nominal Rate" set forth in Section 2.37 of the Lease is hereby deleted and replaced with the LIBOR Rate, as defined herein.

        5. Security Deposit. Article 5 of the Lease is hereby amended to add the following Section 5.8:

           "5.8  Security Deposit.

               (a) On or before 12:00 p.m. New York time on July 12, 1999, Tenant shall deliver to Landlord a security deposit payment (the "Security Deposit") in an amount equal to the Senior Funded Amount under the Lease which is _________________ Dollars ($_______________). Tenant
        hereby grants to Landlord a security interest in the Security Deposit and Landlord may use and commingle the Security Deposit with other funds of Landlord.

               (b) From and after the date of the Security Deposit by Tenant set forth in subparagraph (a) above, the Security Deposit shall earn interest at the one (1) month LIBOR Rate. Landlord shall pay such interest to Tenant on each Rent Payment Date thereafter by wire transfer to such account as Tenant shall specify from time to time by written notice to Landlord; provided, however, that (i)



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        Landlord shall not be required to pay such interest amount so long as any Base Rent is due but unpaid, and (ii) if the Base Rent due on any Rent Payment Date is not received by 12:00 p.m. New York time, any such interest payment on the Security Deposit shall not be due from Landlord to Tenant until the next Business Day. Any such interest payment that is not paid by Landlord when due shall bear interest at the federal funds rate for the first three (3) days of delinquency and thereafter at the Lease Rate.

               (c) The Security Deposit shall be held by Landlord as security for the payment of Base Rent and Additional Rent by Tenant pursuant to this Lease. If at any time during the Term any Base Rent or Additional Rent shall be overdue, then Landlord may at its election (but shall not be required to) appropriate and apply any portion of the Security Deposit to the payment of any such overdue Base Rent or Additional Rent. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord as provided herein, then Tenant shall immediately, after receipt of written demand by Landlord, pay to Landlord a sufficient sum in cash to restore the Security Deposit to the amount required hereunder.

               (d) In addition, the Security Deposit shall also be held by Landlord as security for the payment of any amount due Landlord under
        Section 17.4(b) or Section 19.1(a) or for the payment of the Purchase Price in the event Tenant exercises the Purchase Option pursuant to
        Section 19.1. At the end of the Term, any portion of the Security Deposit then held by Landlord and not applied as provided in Section 5.6(c) above or in the preceding sentence shall be returned to Tenant; provided, however, that Landlord and Tenant shall apply and set off the Security Deposit or any portion thereof against any amounts owed by Tenant to Landlord at the end of the Term (whether pursuant to Section 19.1, Section 19.2 or otherwise). Any and all portions of the Security Deposit not applied to amounts owed by Tenant to Landlord shall be returned to Tenant within ten (10) days after the end of the Term."

        6. The UBS Loan and Payments of Base Rent.

        (i) The following subparagraph is hereby added to Section 5.1 of the
Lease:

               "(c) Commencing with the payment of Base Rent due on August 1, 1999, Tenant shall pay Base Rent (the Equity Rent Component and the Senior Rent Component) to Landlord pursuant to the wire transfer instructions on the invoices provided by Landlord, or at such other place as Landlord and Tenant may from time to time mutually agree upon, in their respective sole and absolute discretion. Tenant shall pay Base Rent by wire transfer. Landlord shall supply Tenant with such bank account information as Tenant shall require to enable payment by wire transfer."



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        (ii) Landlord and Tenant hereby agree that as of July 12, 1999, the UBS
Loan and UBS Note will be paid in full and all of the documents evidencing and securing the UBS Note and UBS Loan will be terminated and of no further force and effect. Effective on July ___, 1999, all references to and provisions regarding UBS, the UBS Loan, UBS Note, New Loan, the Loan Rate, the Authorized Loan and the Replacement Loan in the Lease shall be inapplicable to the Lease and of no further force and effect.

        7. Liability Insurance. Section 7.1 of the Lease is hereby amended by deleting the second sentence of such section and substituting the following:

        "The Liability insurance policy shall contain coverage limits no less than the following: (a) Two Million Dollars ($2,000,000.00) per person; and (b) One Million Dollars ($1,000,000.00) for property damage."

        7. All-Risk Insurance. Section 7.3 is hereby amended by deleting clause
(b) and replacing it with the following:

        "(b) a policy or policies of difference in conditions insurance covering the Improvements, providing coverage against loss or damage by earthquake and flood as, under good insurance practice, from time to time are insured against under earthquake coverage for properties of similar character, age and location in an amount or amounts not less than the lesser of (i) one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without an deduction for depreciation) or (ii) the amount of the Equity Funded Amount."

        8. Self Insurance. Article 7 is further amended by adding the following
Section 7.7:

        "The Tenant shall have the right to self-insure with respect to any of the insurance required under this Lease so long as (i) the Tenant is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Tenant has not assigned this Lease; (iii) the Tenant maintains a Consolidated Tangible Net Worth of at least $1,000,000,000 according to its most recent audited financial statement; (iv) the Tenant has a senior unsecured credit rating of BBB or better from a nationally recognized rating agency; and (v) the Tenant governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges. Upon request the Tenant shall supply the Landlord from time to time with evidence reasonably satisfactory to the Landlord of the Tenant's net worth and the satisfaction of the condition set forth above. If the Tenant elects to self-insure, the Tenant shall be responsible for losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of the Tenant under the Lease. The



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        Tenant will notify the Landlord in advance of any period for which it intends to self-insure and shall provide Landlord with satisfactory evidence that it complies with these requirements in order to give the Tenant an opportunity to confirm the satisfaction of the conditions set forth above. For so long as the Tenant self-insures, the Tenant, for applicable periods, shall and does hereby indemnify and hold harmless the Landlord, its officers, directors, agents, employees and representatives from and against all costs, damages or expenses (including reasonable attorneys' fees) incurred or paid by the Tenant as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance, including a contractual liability endorsement."

        9. Landlord's Right to Sell. Section 13.2 of the Lease is hereby amended by adding the following sentence:

        "In the event of any sale or other transfer by Landlord of its interest in this Lease, Landlord, concurrently with the effective date of the transfer, shall deliver the Security Deposit to the transferee, and shall give notice thereof to Tenant."

        10.  Events of Major Default.

        (i) Section 17.2(d) of the Lease shall be amended to provide that Tenant shall not be in default so long as it is fully complying with the self-insurance provision of Section 7.7 above.

        (ii) Section 17 of the Lease is hereby modified to add the following new subparagraph as an Event of Major Default:

               "(k) Invalidity of Lease Documents. Tenant shall directly or indirectly contest the validity of the Lease or any document executed by Tenant in connection with the Lease in any court of competent jurisdiction or the validity of any lien in favor of Landlord created by any such documents."

        (iii) Section 17.2(f) of the Lease is hereby deleted in its entirety and replaced with the following:

        "(f) Failure to Replenish Under Pledge Agreement or Deliver Security Deposit. Tenant's failure to replenish the collateral account as required under the Pledge Agreement (as defined in Section 13.1(b)) after notice and cure periods provided in the Pledge Agreement or to deliver the Security Deposit."

        (iv) Section 17.2(g) is hereby deleted and replaced with the following:

        "A payment default (after applicable notice and cure periods) under any credit facility of Tenant which equals or exceed Fifty Million Dollars ($50,000,000.00)."



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        (v) Section 17.2(h) of the Lease is hereby deleted and replaced with the following:

        "(h) Interest Coverage Ratio and Minimum Tangible Net Worth. The Earnings Before Interest and Taxes divided by Interest Expense (as such terms are defined in accordance with generally accepted accounting principles promulgated by the American Institute of Certified Public Accountants consistently applied and as in effect from time to time) falls below 6.00 times, in which case Tenant shall be required to maintain a Minimum Consolidated Tangible Net Worth, defined as the sum of (i) $2,800,000,000.00, and (ii) 25% of net income (without subtracting for losses) earned in each of Tenant's fiscal quarters during the Term, commencing with Tenant's fourth fiscal quarter for 1998."

            11. Landlord's Default. The following Section 17.9 shall be added to the Lease:

           "In addition to Tenant's Rights set forth in Section 17.8 above, in the event of a default by Landlord under Section 20.5, Tenant shall have the right to cure such default on behalf of and at Landlord's expense, without prior notice to Landlord. In addition, in the event of any default by Landlord under Section 20.3, Tenant shall have the right to exercise its Purchase Option pursuant to Section 19.1 hereof."

        12. Option to Purchase Premises. Notwithstanding the provisions of
Section 19.1 of the Lease, in the event Tenant subdivides the Premises into legally separate parcels or lots, Tenant may, subject to the condition set forth in the following sentence, exercise its Purchase Option with respect to any or all of such separate parcels or lots. Landlord shall have the right to reject Tenant's exercise of its Purchase Option with respect to less than all of such parcels or lots, if Landlord determines in its reasonable judgment that the value of the portion of the Premises remaining after the sale of such lot(s) or parcel(s) will be adversely affected by such sale. Tenant shall provide to Landlord at Tenant's sole cost and expense such documents and information reasonably required by Landlord in order for Landlord to determine the value of the remaining portion of the Premises, including without limitation, an appraisal of the remaining portion of the Premises prepared by an appraiser approved by Landlord. In the event Tenant properly exercises its Purchase Option with respect to less than all of the Premises, the Purchase Price shall be the portion of the Funded Amount reasonably allocated by Landlord to the portion of the Premises being purchased under the Purchase Option, plus the amount of any reasonable and customary fees, costs and expenses of Landlord associates with the sale, break funding costs, if any, plus any then due and delinquent Base Rent and Additional Rent, if any, under the Lease and the sale shall be consummate pursuant to the terms of Section 19.1 of the Lease. Upon Tenant's delivery to Landlord of the entire Purchase Price upon the exercise of the option to purchase a portion of the Premises, the Security Deposit and the Senior Funded Amount under this Lease shall mean that amount set forth in
Section 5.8 hereof less that portion of the Purchase Price allocated to the portion of the Premises being purchased under the Purchase Option properly allocated by Landlord to the Senior funded Amount.



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        Notwithstanding the provisions of the foregoing paragraph, upon the expiration of the Term, Tenant shall be obligated to exercise its Purchase Option with respect to all of the then remaining Premises.

        13. Mandatory Purchase/Sale of Premises. The second to the last sentence of Section 19.2 of the Lease is hereby deleted and replaced with the following:

           "In the event of default, breach or violation by Tenant of any of Tenant's obligations under this Section 19.2, Tenant shall have no liability to Landlord or any other party in excess of an amount equal to the then-existing Guaranteed Residual Value less a credit equal to any of the Collateral or the Security Deposit, as the case may be, which Sumitomo or any other Fee Mortgagee has used, applied, or otherwise come into possession of, and Landlord shall have no recourse, claim or counterclaim whatsoever against Tenant in excess of such amount on account of such default, breach or violation."

        14. Additional Covenants of Landlord. The following Sections 20.4 and
20.5 shall be deleted and the following substitution in place thereof:

               "20.6 Landlord Equity. Landlord covenants and agrees that during the Term of the Lease, Landlord shall maintain a residual equity capital investment so that Landlord will not be deemed to be a Special Purpose Entity.

        15. Collateral. The following sentence is hereby added to Section 21.18 of the Lease:

           "Upon delivery of the Security Deposit by Tenant, the Collateral shall be released from the lien created by the Pledge Agreement to Tenant."

        16. Financial Reporting. The language beginning with the word "quarterly" in the fifth line of Section 21.24 of the Lease and ending with the word "Term" is hereby deleted and replaced with the following:

           "quarterly, within fifty (50) days after the end of each of Tenant's first three (3) fiscal quarters of the fiscal year during the Term"

        17. Tenant Deed of Trust. Concurrently with the effective date of this First Amendment, Landlord shall execute, acknowledge and cause to be recorded in the register of deeds a deed of trust in form acceptable to Tenant ("Tenant Deed of Trust"), which Tenant Deed of Trust shall secure Landlord's obligations under the Lease (i) to return the Security Deposit pursuant to the terms of the Lease and (ii) to convey the



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Premises to Tenant as required pursuant to Article 19 of the Lease. The Tenant
Deed of Trust shall be junior only to the SBLF Deed of Trust.

        18.  Change in Ownership; Landlord's Termination Option

        In the event any person or Entity unrelated to Tenant obtains more than 49% of the voting control of Tenant, Tenant shall immediately notify Landlord of such event and Landlord shall have the option upon thirty (30) days prior written notice to Tenant, delivered within thirty (30 days following Landlord's receipt of written notice from Tenant of such event, to terminate this Lease. If Landlord exercises its right to terminate the Lease pursuant to this paragraph, Tenant shall fully exercise the Purchase Option with respect to the entire then existing Premises no later than the date which is thirty (30) days following the date Tenant receives the termination option exercise notice from Landlord.

        19.  Representations and Warranties.

        Tenant hereby reaffirms each and every representation and warranty of Tenant made under Section 21.22 of the Lease.

        20. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

        21. Existing Lease. Except to the extent specifically amended hereby, all terms and conditions of the Lease remain in full force and effect.

                        [Signatures begin on next page.]



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      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment effective as of the date and year first written above.

                                        "TENANT"

                                        CISCO SYSTEMS, INC., a California
                                        corporation



                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________



                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________


                      [Signatures continued on next page.]



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                                        "LANDLORD"

                                        SUMITOMO BANK LEASING AND FINANCE, INC.,
                                          a Delaware corporation



                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________



                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________



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                                   EXHIBIT "A"

                          Legal Description of Premises

                                [to be attached]



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